[GRAPHIC OMITTED]




                            DENISON INTERNATIONAL PLC

                              2002 PROXY STATEMENT




   Annual General Meeting to be held May 28, 2002 at 11:00 am at The Marriott
             Courtyard Hotel, 866 Third Avenue, New York, NY 10022

                                                      Denison International plc
                                                      14249 Industrial Parkway
                                                      Marysville, Ohio 43040
                                                      937-644-4500

April 18, 2002

Dear Fellow Members and Shareholders:

It is our pleasure to invite you to attend the 2002 Annual General Meeting of Denison International plc, to be held at 11:00 a.m. on May 28, 2002. The Meeting will be held at The Marriott Courtyard Hotel, located at 866 Third Avenue, New York, N Y, 10022.

The following are currently on the Meeting's agenda: (i) receipt of the 2001 accounts, (ii) re-election of Two (2) Directors, (iii) the approval of the appointment of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2002, and authorizing the directors to fix the auditors remuneration;(iv) the approval authorizing the Company to enter into a contingent purchase contract to purchase its ordinary shares; and (v) other such business as may properly come before the meeting. Additional information concerning these matters is included in the Notice of Annual Meeting and Proxy Statement. I, along with other members of executive management, will review with you Denison's operations during the past year and will be available to respond to questions during the Meeting.


We look forward to seeing you at the meeting.

Sincerely,


/s/ J. Colin Keith
J. Colin Keith
Chairman

                               TABLE OF CONTENTS



                                                                           PAGE
                                                                           ----

NOTICE OF ANNUAL MEETING.................................................. iii
PROXY STATEMENT...........................................................   1
General Information.......................................................   1
Ownership of Common Stock by Certain Beneficial Owners....................   2
Security Ownership of Directors and Officers..............................   2
Board of Directors and Committees of the Board............................   3
Re-Election of Directors..................................................   5
Incumbent Directors to Continue in Office.................................   6
Executive Compensation....................................................   7
Section 16(a) Beneficial Ownership Reporting Compliance...................   9
Stockholder Return Performance Presentation...............................   9
Approval of Independent Auditors..........................................   9
Approval of Contingent Purchase Contract..................................   10
Other Business............................................................   10
Ownership of Outstanding Voting Shares....................................   10
Incorporation by Reference................................................   12
Audit Charter. ...........................................................   E-1
Form of Proxy     ........................................................   E-4
Contingent Purchase Contract for Re-Purchase of Ordinary Shares...........   E-5

                                ----------------

              NOTICE OF ANNUAL MEETING OF MEMBERS AND SHAREHOLDERS
                                       ON
                                  May 28, 2002

                                ----------------

  NOTICE IS HEREBY GIVEN that the 2002 Annual General Meeting of Members and Shareholders of DENISON INTERNATIONAL PLC (the "Company") will be held at The Marriott Courtyard Hotel, 866 Third Avenue, New York, NY 10022, on Tuesday, May 28, 2002 at 11:00 a.m., EDT (the "Meeting"), for the purpose of:

(1) Receiving the audited accounts for the year ended December 31, 2001 together with the directors' and auditors' reports;

(2) Re-electing Christopher H B Mills and Bruce A Smith to the Board of Directors of the Company;

(3) Approving the appointment of auditors for the fiscal year ending December 31, 2002, and authorizing the directors to fix such auditors' remuneration;

(4) As special business, to consider and, if thought fit, passing the following resolution as a special resolution:

     "Resolved, that the terms of the draft contract proposed to be made between the Company and ABN AMRO Securities LLC, its successors or assigns, under which the Company may become obligated to purchase certain of its issued ordinary shares of $US 0.01 each in substantially the form as attached in Exhibit 3.00 (a copy of which is produced to the meeting and signed for the purpose of identification by the Chairman) be hereby approved and authorized for the purposes of section 165 of the Companies Act 1985, such approval to expire on the date 18 months from the date on which this resolution is passed"; and

(5)  Transacting such other business as may properly come before the Meeting.


  The Board of Directors has fixed the close of business on April 1, 2002, as the record date for the determination of American Depository Receipt holders entitled to vote at the Meeting. Not withstanding the foregoing, under the Companies Act 1985,an "A" ordinary shareholder on the register at the date of the Meeting is entitled to vote at the Meeting.

  It is important that your shares be represented at the meeting regardless of the number of shares that you own. To vote, simply complete and sign the Proxy Card, which is being solicited by the Board of Directors of the Company, and return it in the enclosed postage pre-paid envelope as soon as you can.

  You are cordially invited to attend the Meeting. If you plan to attend the Meeting, please use this Notice of Meeting as your admission ticket. You may, of course, attend the Meeting without an admission ticket, upon proper identification.

                                          By Order of the Board of Directors,

                                          Denison International plc
                                          /S/ Paul G. Dumond
                                          PAUL G. DUMOND
                                          Company Secretary



                                                                 April 18, 2002

                                 PROXY STATEMENT

GENERAL INFORMATION

  As used herein, references to the "Company" and "Denison" refer to Denison International plc and its subsidiaries, unless the context indicates otherwise.

  References to "shares" herein refer to the Ordinary Shares of Denison $0.01 par value per Share and Denison's American Depository Shares ("ADSs"), each of which represents one Share. The ADSs are evidenced by American Depository Receipts ("ADRs").

  References to "Shareholders" herein refer to holders of ADR's.

  References to "Members" herein refer to holders of the Company's "A" Ordinary Shares, (pound)8.00 par value per share.

  This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Company's Annual Meeting of Members and Shareholders to be held on May 28, 2002, and at any adjournment thereof (the "Meeting"). Denison's Annual Report to Shareholders, including financial statements, accompanies this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material. These materials are being sent to stockholders on or about April 22, 2002.

SOLICITATION OF PROXIES

  Proxies are solicited by the Board of Directors of Denison in order to provide every Member and Shareholder an opportunity to vote on all matters scheduled to come before the Meeting, whether or not the Member or Shareholder attends the Meeting in person. When the Proxy Card is properly signed and returned, the shares represented thereby will be voted by the proxy holders named on the card in accordance with the Member's or Shareholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed Proxy Card. If the Proxy Card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. A Member or Shareholder giving a proxy may revoke it at any time before it is voted by filing with the Company Secretary an instrument revoking it, or by a duly executed and deposited Proxy Card bearing a later date. If you attend the Meeting, you may vote by ballot, thereby canceling any proxy vote previously given.

  If you wish to give a proxy to someone other than those designated on the Proxy Card, you may do so by crossing out the names of the designated proxies and by then inserting the name of another person(s). A copy of the signed Proxy Card deposited with the Company should be presented at the Meeting by the person(s) representing you.

  Solicitation of proxies is made on behalf of the Board of Directors of Denison, and the cost of preparing, assembling, and mailing the Notice of Annual Meeting, Proxy Statement and Proxy Card will be paid by Denison. In addition to the use of the mail, proxies may be solicited by Directors, Officers and regular employees of Denison, without additional compensation, in person or by telephone or telegraph. Denison will reimburse brokerage houses and other nominees for expenses in forwarding proxy material to beneficial owners of ADR's.

MEMBER AND SHAREHOLDER VOTING

  On April 1, 2002, there were 10,567,700 shares and 7,015 "A" Ordinary Shares of Denison issued and outstanding and entitled to vote. Each share is entitled to one vote.

  Under the Companies Act 1985 two Members must be present in person or by proxy at the Annual General Meeting in order to constitute a quorum for the purpose of transacting business. Approval of the proposals presented at the meeting is governed by Denison's Memorandum and Articles of Association and United Kingdom law. A majority of the votes cast must approve the re-election of directors and the appointment of the independent auditors. Holders of 75% of the votes cast must approve the contingent contract to repurchase shares of the Company.

An abstention occurs when a Member or Shareholder is present either in person or by proxy at the meeting but the Member or Shareholder does not vote. Brokers who hold shares in street names for customers have the authority to vote only on certain routine matters in the absence of instructions from the beneficial owners. A broker non-vote occurs when the broker does not have the authority to vote on a particular proposal. Abstentions and broker non-votes are not included in the tabulations for re-election of the directors or approval of the auditors. However, abstentions and broker non-votes are counted in the tabulation for the votes on the proposal to repurchase shares of the Company, and will have the effect of a negative vote.

OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

  Listed below are the only individuals or entity known to the Board of Directors and Management to own more than 10% of the issued and outstanding shares of Common Stock as of April 1, 2002:


                                              (1)
                                        NUMBER OF SHARES        PERCENT
NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED       OF CLASS
------------------------------------   ------------------       --------

J. Colin Keith (2)                          1,400,000            13.2%

Anders C. H. Brag (2)                       1,350,000            12.8%

E. F. Gittes (2)                            1,200,000            11.4%


 (1) For purposes of this table, ownership is determined in accordance with the beneficial ownership rules of the Securities Exchange Act of 1934, which deems shares to be beneficially owned by any person who has, or shares, voting or investment power with respect to the ordinary shares. Unless otherwise indicated, the Company believes based on information furnished by such persons, that the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned.

 (2) Mr. Keith is Chairman of the Board of Directors of the Company; Mr. Brag is Managing Director of the Company. Mr. Gittes retired from the Board in May, 1999.


SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  The following table sets forth information as of April 1, 2002, regarding beneficial ownership of Shares of each Director, Denison's four most highly compensated Officers (the "Named Officers") and the Directors and Officers as a group.

                              AMOUNT AND NATURE OF
                             BENEFICIAL OWNERSHIP(1)



                                              AGGREGATE NUMBER     PERCENT OF
                                                  OF SHARES        OUTSTANDING
                   NAME                    BENEFICIALLY OWNED(1)     SHARES
                   ----                    ----------------------- -----------

Keith, J. C (2)                                   1,400,000           13.2%
Brag, A. C. H. (2)                                1,350,000           12.8%
Weir, D. L. (2)                                      65,000             .6%
Mills, C. B. H.  (3)                                 74,070             .7%
Morton, R. James P. (3)                                   0
Smith, B. A. (2)                                          0
All Directors and Officers as a group (6
 in all)                                          2,889,070           27.3%

  (1) For purposes of this table, ownership is determined in accordance with the beneficial ownership rules of the Securities Exchange Act of 1934, which deems shares to be beneficially owned by any person who has, or shares, voting or investment power with respect to the ordinary shares. Unless otherwise indicated, the Company believes based on information furnished by such persons, that the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned.

  (2) Mr. Keith is Chairman of the Board of Directors of the Company, Mr. Brag is Managing Director of the Company, Mr. Weir is the President and Chief Executive Officer of the Company and Mr. Smith is Chief Financial Officer of the Company.

  (3)  Messrs. Mills and Morton are directors of the Company.


BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors held 6 meetings during fiscal year 2001. The average attendance for Denison's Directors at these meetings was 95%. All of the Company's Directors attended at least 67% of the Board of Directors Meetings.

  All directors of the Company are paid fees for serving on the Board of Directors. The basic annual fee received by each director is 12,000 British Pounds. All directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and Committee meetings.

  The directors have power to provide benefits whether by payment of gratuities, pensions or otherwise to (or to any person in respect of) any director or ex-director and for the purpose of providing any such benefits to contribute to any scheme or fund or to pay premiums.

  The Board of Directors has standing Audit, Compensation and Nominating Committees.

AUDIT COMMITTEE


  The Audit Committee oversees Denison's financial reporting process on behalf of the Board of Directors and recommends the independent accountants to conduct the annual audit of the financial statements of Denison. The Committee maintains a direct line of communication with Denison's auditors. The Audit Committee currently consists of Messrs. Morton (who also acts as the Committee's Chairman), Brag and Mills. The Committee held five meetings during fiscal year 2001.

  The Board of Directors has determined that Messrs. Morton and Mills both meet the requirements for independence as set forth under the listing standards of the NASDAQ Stock Exchange. The Board of Directors has determined that Mr. Brag, Managing Director of the Company and an employee of the Company's US subsidiary, does not meet the requirements for independence. Despite Mr. Brag's failure to meet the definition of independence , the Board of Directors believes that his expertise in financial matters made his appointment to the Audit Committee required in order to serve the best interests of the Company and its shareholders. In appointing Mr. Brag to the Audit Committee the Board of Directors considered the guidance as contained in the listing standards of the NASDAQ Stock Exchange relating to non-independent committee members.

  The functions of the audit committee are pursuant to our charter (see exhibit 1.00) and the rules and regulations of the Securities and Exchange Commission ("SEC") and the NASDAQ Stock Market, Inc. ("NASDAQ"). In compliance with these regulations, the entire Board of Directors, in 2001, reviewed the composition of the audit committee and:

       (i) determined that each member satisfies the requirements to serve on the Committee as defined by the SEC and NASDAQ,

       (ii) determined that each member possessed the requisite financial literacy, and

       (iii) determined that at least one member possessed financial management expertise.

AUDIT COMMITTEE REPORT

  The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of the Company as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

  The Audit Committee, in addition to performing its customary duties contained in its charter, this year reviewed the independence of independent accountants and non-audit functions as performed by the independent accountants, as well as issues relating to the independence of the audit committee members. Specifically, the audit committee addressed the following matters:

     o The committee reviewed quarterly reports on Form 10-Q for each quarter in 2001 and reviewed and discussed the 2001 year end audited financial statements with management,

     o The committee engaged in private discussions with the independent accountants, Ernst & Young LLP ("E&Y"), to discuss matters relevant to the planning and implementation of the 2001 audit procedures,

     o The committee engaged in private discussions with the independent accountants to discuss the cooperation and adequacy of management, and discussed matters required to be discussed under the Statement of Auditing Standards No. 61 "Communications with Audit Committees" (SAS
        61), relating to the audited 2000 financial statements,

     o The committee discussed with the independent accountants matters required to be discussed under SAS 61 relating to the audited 2001 financial statements,

     o The committee discussed with the independent accountants their independent status, including the implications of the SEC regulations regarding the provision of non-audit services preformed by the independent accountants, and determined that the provision of the non-audit services was not inconsistent with E&Y's status as independent accountants, and received from the independent accountants the disclosures regarding their independence required by Independent Standards Board's Standard No. 1,

     o In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC, and

     o  The committee reviewed the fees charged by E&Y for:

        (i)   performing the audit of the Company's financial statements,

        (ii)  designing and implementing any financial information systems, and

        (iii) all other services performed during the year.


Fees for the audit of the Company's 2001 financial statements and fees billed for all other services performed by E&Y during 2001 are as follows:

AUDIT FEES:
$376,583

FINANCIAL SYSTEMS DESIGN AND IMPLEMENTATION:
$0.00

FEES FOR ALL OTHER SERVICES (including audit related and tax services):
$194,387

THE AUDIT COMMITTEE
Mr. R. James P. Morton, Chairman
Mr. Anders C. H. Brag
Mr. Christopher H. B. Mills


COMPENSATION COMMITTEE

  The Compensation Committee reviews and recommends actions to the Board of Directors on such matters as the salary, bonus and benefits of the Chief Executive Officer and approves the salary and other compensation of other Officers. The Committee held two meetings during fiscal year 2001. The Committee is comprised of three directors. Current members of the Committee are Messrs. Mills (who also acts as the Committee's Chairman), Brag and Morton. Messrs. Mills and Morton are deemed to be independent members of the Committee under the listing standards of the NASDAQ Stock Exchange. Mr. Brag, Managing Director of the Company and an employee of the Company's US subsidiary, abstains in voting on any issues that may have a direct impact on his own compensation or benefits.


REPORT OF THE COMPENSATION COMMITTEE

  The Company's employee compensation policy for officers is to offer a package including a competitive salary, an incentive bonus based upon individual performance goals, competitive benefits, and an efficient workplace environment.

  The Company's Compensation Committee reviews and approves individual officer salaries, bonus performance goals, bonus plan allotments, and stock option grants under the Denison International Stock Option Plan.

  Officers of the Company are paid salaries in line with their responsibilities. Officers bonus plans are based on the financial performance of the Company in addition to individual performance measurements, and are based on a percentage of salary. The Compensation Committee establishes aggressive revenue and profit goals as an incentive for superior individual and corporate performance. Likewise, stock option grants to officers and other employees promote success by aligning employee financial interests with long term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

  The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1 million per year. The Compensation Committee does not believe that this law will have an impact on the Company as the current level of compensation for each of the Company's executive officers is well below the $1 million salary limitation.

THE COMPENSATION COMMITTEE
Mr. Christopher H. B. Mills, Chairman
Mr. Anders C. H. Brag
Mr. R. James P. Morton

NOMINATING COMMITTEE

The Nominating Committee reviews and recommends to the Board the size, composition and committee structure of the Board, as well as nominees to the Board of Directors and its Committees. The Committee met one time during fiscal year 2001. Current members of the Committee are Messrs. Keith (who also acts as the Committee's Chairman), Brag , and Weir.


                                 PROPOSAL NO. 1

                            RE-ELECTION OF DIRECTORS

  The Company's Board of Directors consists of six (6) Directors, whose respective terms expire as outlined below.

  Unless otherwise decided by the Company by ordinary resolution, the number of directors shall be not less than three nor more than twelve. Directors may be appointed by the Company by ordinary resolution. In addition, the Board of Directors may appoint directors; any director so appointed retires from office at the next annual general meeting, but is then eligible for re-appointment.

  At each annual general meeting as nearly as possible (but not exceeding) one-third of those directors subject to retirement by rotation are obliged to retire by rotation, based principally upon length of time in office, and are eligible for re-election. Any director appointed by the Board of Directors since the previous annual general meeting is not subject to retirement by rotation. A director may be removed by ordinary resolution of the Company in general meeting or by all the other directors.

  Unless otherwise specified by the Members and Shareholders, the shares represented by the proxies will be voted for the re-election of Messrs. Christopher H B Mills and Bruce A Smith, as Directors who retire by rotation. Each nominee for Director has consented to be nominated as a Director and will serve as a Director if re-elected. The names and biographical summaries of the persons who have been nominated to stand for re-election at the Meeting and the remaining four directors whose terms are continuing appear below.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RE-ELECTION OF MESSRS. MILLS AND SMITH.


         CHRISTOPHER H. B. MILLS, age 49, has served as a director since 1993. Since 1984 Mr. Mills has been Chief Executive of North Atlantic Smaller Companies Investment Trust and American Opportunities Trust plc. Mr. Mills is also Chairman of Stanelco plc and a director of a number of publicly listed companies, including WH Energy and LESCO.

         BRUCE A. SMITH, age 46, has been a director of the Company since 1999 and Chief Financial Officer since 1998. Prior to joining Denison, Mr. Smith held several senior management positions with Yuasa, Inc., holding the positions of Vice President - Administration and Treasurer / CFO. From 1979 to 1991 Mr. Smith held various positions with Exide Corporation, last serving as its Corporate Controller.



  Although the Board of Directors and Management do not contemplate that any of the nominees will be unable to serve, in the event that prior to the meeting, any of the nominees becomes unable to serve because of special circumstances, the shares of stock represented by the proxies may be voted for the election of a nominee designated by the Board.

INCUMBENT DIRECTORS TO CONTINUE IN OFFICE

  The following are the other Directors whose terms continue after this year's Meeting, as indicated:

TERMS CONTINUING UNTIL MAY 2004

         J. COLIN KEITH, age 57, has been the Chairman of the Board of Denison since its inception in 1993. Mr. Keith also serves on the board of Executive Air Support, Inc. and has also served as the Chairman of the Board of Horace Small Apparel and served as its Chief Executive Officer through April 2000. From 1987 to May 1997 Mr. Keith was a director of Scholl plc.

         R. JAMES P. MORTON, age 48, has been a director of the Company since 1998. Mr. Morton is an Investment Director of European American Securities, Inc. From 1991 to 1995 Mr. Morton was the Managing Director of Chelverton Investments and Chelverton Investment Management Limited. From 1987 to 1991 Mr. Morton was the Director of Corporate Finance for Samual Montagu, Inc. Mr. Morton is also a director of a number of other companies and writes investment books for the Financial Times.

TERMS CONTINUING UNTIL MAY 2003

         ANDERS C. H. BRAG, age 49, has been a director of the Company since 1993 and Managing Director since 1993. He currently serves as a director for several private companies. Prior to 1990 Mr. Brag was a General Partner of Hambro International Venture Fund.

         DAVID L. WEIR, age 48, has served as President, Chief Executive Officer and a Director of the Company since March 1997. Mr. Weir joined the Company in May 1994 as the Chief Financial Officer, and in September 1994 he was appointed Chief Executive Officer of the Company's North American Operations. Prior to joining Denison, Mr. Weir held senior management positions, both in the USA and Europe with the hydraulic braking division of Lucas Industries.


EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning the compensation paid by the Company for services rendered during the fiscal years ended December 31, 2001, 2000 and 1999 to Denison's Chief Executive Officer and each of the other Named Officers.


                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION         LONG-TERM
                                                            COMPENSATION
                               ------------------------     ------------

                                                               AWARDS
                                                            ------------
   (A)             (B)       (C)       (D)        (E)            (G)             (I)
NAME AND                                          (2)                            (3)
PRINCIPAL         FISCAL                      ANNUAL OTHER    UNDERLYING      ALL OTHER
POSITION           YEAR    SALARY$   BONUS$   COMPENSATION    OPTIONS        COMPENSATION
-------------     ------   -------   ------   -------------   ----------    -------------


J. Colin Keith    2001     130,000     0         17,400           0               0
Chairman          2000     130,000     0         17,400           0               0
                  1999     130,000     0         17,400           0               0

David L. Weir     2001     231,750   185,533     17,400           0             15,600
President &       2000     225,000   203,800     17,400           0             15,600
CEO (4)           1999     225,000   123,479     17,400           0              4,500

Anders C.H.Brag   2001     130,000     0         17,400           0               0
Managing          2000     130,000     0         17,400           0               0
Director          1999     130,000     0         17,400           0               0

Bruce A. Smith    2001     133,293    33,350     17,400           0             14,500
Chief Financial   2000     129,410    44,977     17,400           0             14,082
Officer           1999     126,254     6,306     10,100         13,000           3,788


    (1) There are no other "Awards" to report and column (f) has been omitted pursuant to SEC rules. There are no "Payouts" to report and column (H) has been omitted pursuant to SEC rules.

    (2) Directors are paid annual compensation for director duties at a rate of (pound)12,000 (British Pounds). See the section "BOARD OF DIRECTORS
         AND COMMITTEES OF THE BOARD". For purposes of this report all years' compensation has been converted at a rate of $1.45 USD to one British
         Pound.

    (3)  These are amounts contributed by Denison for fiscal 2001, 2000, and 1999 for the Named Officers under the Savings and Profit Sharing Plan. For fiscal 2001, these amounts were as follows: Savings Plan: $5,100 and $4,000 respectively for Messrs. Weir and Smith. Profit Sharing Plan: $10,500 each for Messrs. Weir and Smith.



    (4) In May 2000, Denison Hydraulics, Inc., the Company's U.S. subsidiary, and Mr. Weir agreed to extend a two-year agreement regarding Mr. Weir's employment with the U.S. subsidiary, entered into in May 1998, under the same terms and conditions. The extension is incorporated herein by reference to Denison's Annual Report on Form 10-K, which was filed with the SEC on or about March 31, 2002.


SAVINGS and PROFIT SHARING PLAN OF DENISON HYDRAULICS INC.

  The Savings Plan is a savings and profit sharing plan established pursuant to Sections 401(a) and 401(k) of the United States Internal Revenue Code. Under this plan, Denison matches up to 3% of the base pay of each eligible employee, including officers, to a Trustee for investment into one or more pre-established investment funds as the participant may choose. Under the profit sharing plan Denison contributes up to 7% of the base pay of each eligible employee, including Officers, based on the attainment of certain Company goals, to a trustee for investment into one or more pre-established investment funds as the participant may choose.

STOCK OPTION PLAN

  In 1994, the Company adopted the Denison International Stock Option Plan (the "Option Plan") pursuant to which the Board (or a committee thereof) may grant to certain key employees of the Company or its subsidiaries options to acquire Ordinary Shares. The price at which Ordinary Shares may be acquired on exercise of an option must not be less than the market value of the underlying shares on the date on which the option is granted.

  On July 24, 1997, the Company's Board of Directors and shareholders approved an amendment to the Option Plan. Such amendment included an increase in the number of Ordinary Shares reserved for issuance under the Option Plan to 850,000 Ordinary Shares.

  As of the date hereof, options under the Option Plan for acquisition of 609,250 Ordinary Shares by senior executives of the Company or its subsidiaries were outstanding. Exercise prices range from $11.563 to $19.53. All options generally vest over a period of four years following the date of the grant and lapse between five and ten years after the date of the grant. Options lapse on dates from August 7, 2002 through January 30, 2012. As of the date hereof, options under the Option Plan for the purchase of 285,000 Ordinary Shares were held by all directors and officers of the Company as a group.

STOCK OPTIONS

  No stock options were issued to any of the Named Officers in 2001.


STOCK OPTION EXERCISES AND FISCAL YEAR END HOLDINGS



                                                                (D)                       (E)
          (A)                (B)             (C)        NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                             OPTIONS AT                OPTIONS AT
                            SHARES                         FISCAL YEAR END        FISCAL YEAR END(/2/)
                         ACQUIRED ON        VALUE     ------------------------- -------------------------
          NAME           EXERCISE (#)   REALIZED(/1/) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------   ------------- ----------- ------------- ----------- -------------

J. Colin Keith.........        0        $   0         63,750      11,250        $  2,800    $   0
David L. Weir..........        0        $   0         82,500      17,500        $ 16,800    $   0
Anders C. H. Brag......        0        $   0         63,750      11,250        $  2,800    $   0
Bruce A. Smith.........        0        $   0         15,500       9,500        $ 23,953    $ 23,953


------------
(1) Calculated as fair market value at exercise minus exercise price.

(2) Based on December 31, 2001 market closing price of $16.56 per share of Common Stock. Amount represents the difference between the exercise price of the options and the December 31, 2001 market closing price.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No persons affiliated with the Company were required to file reports under section 16(a) for the fiscal year ended December 31, 2001.


STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below for the five year period commencing December 31, 1996 and ending December 31, 2001 is a line graph comparing the yearly change in the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of the S&P Composite -- 500 Stock Index and the Peer Group Index.


STOCKHOLDER RETURN PERFORMANCE TABLE

                [OBJECT OMITTED]



COMPARATIVE ANALYSIS



                               1996    1997    1998    1999    2000     2001
                              ------  ------  ------  ------- -------  -------

Denison International plc. ...  100   107.81   78.13   64.06   92.97    103.50
S&P 500.......................  100   133.43  172.16  208.05  189.92    167.62
Peer Group....................  100   144.05  101.30  105.26  107.24    108.37


 (1) Assumes that the value of the investment in Denison's Common Stock, and each index, was $100 on December 31, 1996.



                                 PROPOSAL NO. 2

                 APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Unless otherwise specified by the Members and Shareholders, the shares of stock represented by the proxies will be voted for the approval of the appointment of Ernst & Young LLP, a firm of independent accountants, to audit and report upon the financial statements of Denison for fiscal year 2002, and to authorize the directors to fix their remuneration. In the opinion of the Board of Directors and management, Ernst & Young LLP is well qualified to act in this capacity.

  Services performed by Ernst & Young LLP in fiscal year 2001 included audits of the financial statements of Denison and its subsidiaries and certain of the pension and other employee benefit plans of the Company, limited reviews of quarterly financial statements of the Company, tax related services and other accounting and acquisition related matters. Denison has been advised by Ernst & Young that the firm has no financial interest, direct or indirect, in Denison, except its providing tax counseling, acquisition, auditing and independent accounting services during the period stated.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


                                 PROPOSAL NO. 3

     APPROVAL OF CONTINGENT CONTRACT TO AUTHORIZE THE COMPANY TO RE-PURCHASE
                                ORDINARY SHARES

  Unless otherwise specified by the Members and Shareholders, the shares of stock represented by the proxies will be voted for the approval and authorization for the purpose of section 165 of the Companies Act 1985 of the terms of the draft contract proposed to be made between the Company and ABN AMRO Securities LLC, its successors or assigns, under which the Company may become obliged to purchase certain of its ordinary shares of $0.01 each, such approval and authority to expire on the date 18 months from the date on which this resolution is passed. The text of the resolution is as follows:

         RESOLVED, as special business, to consider and, if thought fit, pass the following resolution as a special resolution:

         "That the terms of the draft contract proposed to be made between the Company and ABN AMRO Securities LLC, its successors or assigns, under which the Company may become obligated to purchase certain of its issued ordinary shares of $US 0.01 each in substantially the form as attached in exhibit 3.00 (a copy of which is produced at the meeting and signed for the purpose of identification by the Chairman) be hereby approved and authorized for the purposes of section 165 of the Companies Act 1985, such approval to expire on the date 18 months from the date on which this resolution is passed".

Explanation

  The Company proposes to enter into a contingent purchase contract whereby, subject to the satisfaction of certain conditions, the Company would be obliged to purchase up to 1,056,395 of its ordinary shares (representing approximately 10% of the ordinary shares issued and outstanding) following the purchase of ADR's by ABN AMRO Securities LLC on the NASDAQ National Market in accordance with all applicable US securities laws including Rule 10(b) -18 of the Securities and Exchange Act of 1934 as amended and Regulation M under that act. However, before the Company is permitted to enter into this contract, a draft of the contract must be approved by way of a special resolution of shareholders. A copy of the contingent purchase contract will be available for inspection at the Company's registered office from 28 April 2002 until 28 May 2002 and at the Meeting.

  If approved, the authority contained in the contingent purchase contract to repurchase the Company's shares will only be utilized when the directors believe that such purchases are in the best interests of stockholders generally and will result in an increase in earnings per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPANY TO ENTER INTO THIS CONTRACT AND TO BE AUTHORIZED TO REPURCHASE SHARES.

OTHER BUSINESS

  The Board of Directors and Management does not know of any other matters requiring Member or Shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.


OWNERSHIP OF OUTSTANDING VOTING SHARES

   Set forth below is certain information concerning persons who are known by Denison to have reported owning beneficially more than 5% of the Company's ADR's as of the most recent practicable date.

                   TITLE OF CLASS: AMERICAN DEPOSITORY SHARES

          NAME AND ADDRESS OF                          NUMBER        PERCENT
           BENEFICIAL OWNER                           OF SHARES      OF CLASS
          -------------------------------------------------------------------

          J. Colin Keith (1)                          1,400,000       13.2%
          551 Madison Avenue
          New York, NY  10022

          Anders C.H. Brag (1)                        1,350,000       12.8%
          551 Madison Avenue
          New York, NY  10022

          E. F. Gittes                                1,200,000       11.4%
          551 Madison Avenue
          New York, NY  10022

          First Manhattan Co. (2)                     1,054,913        9.9%
          437 Madison Avenue
          New York, NY 10022

          First Pacific Advisors, Inc. (3)              855,900        8.1%
          11400 West Olympic Blvd.
          Suite 1200
          Los Angeles, CA 90064

          State Street Research                         792,700        7.5%
          & Management Company (4)
          One Financial Center, 30th Floor
          Boston, MA 02111-2690

          Royce & Associates, Inc. (5)                  653,000        6.2%
          1414 Avenue of the Americas
          New York, NY 10019


(1) Mr. Keith is Chairman of the Board of Directors of the Company, Mr. Brag is Managing Director of the Company.

(2) First Manhattan Co. has filed with the Securities and Exchange Commission a
    Schedule 13G/A dated February 14, 2002, which reports the beneficial ownership of 1,054,913 American Depository shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G/A, First Manhattan Co. and such affiliated entities and individuals have sole voting power with respect to 66,000 shares and shared power to dispose or to direct the disposition of 988,913 shares.

(3) First Pacific Advisors, Inc. has filed with the Securities and Exchange Commission a Schedule 13G dated February 11, 2002, which reports the beneficial ownership of 855,900 American Depository shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, First Pacific Advisors, Inc. and such affiliated entities and individuals have sole voting power with respect to 630,900 shares and shared power to dispose or to direct the disposition of 855,900 shares.

(4) State Street Research & Management Company has filed with the Securities and Exchange Commission a Schedule 13G dated February 21, 2002, which reports the beneficial ownership of 792,700 American Depository shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, State Street Research & Management Company and such affiliated entities and individuals have sole voting power with respect to 792,700 shares and sole power to dispose or to direct the disposition of 792,700 shares.

(5) Royce & Associates, Inc. has filed with the Securities and Exchange Commission a Schedule 13G dated February 7, 2002, which reports the beneficial ownership of 653,000 American Depository shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, Royce & Associates, Inc. and such affiliated entities and individuals have sole voting power with respect to 653,000 shares and sole power to dispose or to direct the disposition of 653,000 shares.

INCORPORATION BY REFERENCE

  The audited financial statements, disclosures about market risks and Management's discussion and analysis required by Item 13 of Schedule 14A are incorporated herein by reference to Denison's Annual Report on Form 10-K, which was filed with the SEC on or about March 31, 2002. The Form 10-K will be furnished without charge upon written request of any stockholder. Requests should be directed to the Chief Financial Officer, Denison International plc, 14249 Industrial Parkway, Marysville, Ohio 43040.

  By order of the Board of Directors.

                                          Bruce A. Smith
                                          Director & Chief Financial Officer

                                                                    EXHIBIT 1.00











                            DENISON INTERNATIONAL plc
                             AUDIT COMMITTEE CHARTER
                               Adopted May 8, 2000
                            (As Amended May 22, 2001)

                                    Page One

                                  Organization

This charter governs the operations of the Audit Committee ("Committee") of the board of directors of Denison International plc ("Company"). The Committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The Committee shall be appointed by the board of directors and shall comprise, at a date not later than April 2001, at least three directors, with at least two of whom shall be independent of management and the Company. A director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or
(ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the audit committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

                               Statement of Policy

The Committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

                         Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The

                                    Page Two

Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

o The Committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire committee for the purposes of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, or the annual report to shareholders if distributed prior to the filing of Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                           R. James P. Morton, Chairman
                                           Audit Committee

                                                                    EXHIBIT 2.00




                            DENISON INTERNATIONAL plc
               ANNUAL GENERAL MEETING OF MEMBERS AND SHAREHOLDERS


FORM OF PROXY


--------------------------------------------------
(Name of ADR Holder)


---------------------------------------------------
(Number of ADR's held)

Issues presented for consideration at the Annual
General Meeting of Members and Shareholders to be held on May 28, 2002


                                                                           VOTING RESULTS

                                                               Affirmative      Negative        Abstained

------------------------------------------------------------- --------------- --------------- ---------------
1) To re-appoint Christopher H. B. Mills as a director
------------------------------------------------------------- --------------- --------------- ---------------
2) To re-appoint Bruce A. Smith as a director
------------------------------------------------------------- --------------- --------------- ---------------
3)  To re-appoint Ernst & Young LLP as auditors
------------------------------------------------------------- --------------- --------------- ---------------
4) Approve a resolution authorizing the Company to enter
   into a contingent purchase contract to enable the Company
   to buy back its own shares (s 165 Companies Act 1985)
------------------------------------------------------------- --------------- --------------- ---------------



--------------------------------------------------
(Signed)


---------------------------------------------------
(Date)



Draft
                                                                    EXHIBIT 3.00







                                  DATED o 2002






                            DENISON INTERNATIONAL plc


                                       and


               ABN AMRO SECURITIES LLC, its successors or assigns



                     ---------------------------------------

                          CONTINGENT PURCHASE CONTRACT
                       FOR THE PURCHASE OF UP TO 1,056,770
                          SHARES OF US$0.01 EACH IN THE
                      CAPITAL OF DENISON INTERNATIONAL plc

                    ----------------------------------------

THIS AGREEMENT is made on [                ]


BETWEEN:

(1) DENISON INTERNATIONAL plc (registered number 2798239) whose registered office is at Masters House, 107 Hammersmith Road, London W14 OQH (the "Company"); and

(2) ABN AMRO SECURITIES LLC, its successors or assigns, whose US offices are located at 55 E. 52nd Street, New York, NY 10055 (the "Vendor")


WHEREAS:

(A) The Company is a public company limited by shares having an authorized share capital of (pound)57,000 divided into 7,125 "A" Ordinary Shares of (pound)8 each ("Ordinary Shares") and US$150,000 divided into 15,000,000 Ordinary Shares of US$0.01 each ("$ Shares") of which 7,015 Ordinary Shares and 10,567,700 $ Shares have been issued fully paid or credited as fully paid.

(B) Pursuant to and in accordance with the terms of the Amended and Restated Restricted Deposit Agreement dated 4th August 1997 between inter alia the Company and Bankers Trust Company, a bank organized under the laws of the State of New York (the "Deposit Agreement" and "Depositary" respectively), the 10,567,700 issued $ Shares (such shares being referred to in the Deposit Agreement as "Restricted American Depositary Shares ("ADS's")) are held by the Depositary in the form of share warrants to bearer, the beneficial ownership of which being evidenced by the issue by the Depositary of American Depositary Receipts ("ADR's") on the basis of one ADR for every one ADS held.

(C) Subject to the conditions in clause 1 below, the Company wishes to purchase, and the Vendor wishes to sell up to 1,056,770 of such $ Shares on the terms and conditions set out below.

(D) The Company is authorized to purchase its own shares pursuant to article 11 of the Company's articles of association.

(E) A copy of this agreement has been available for inspection by the members of the Company at its registered office for not less than 15 days ending with 28th May, 2002 and was similarly available at the annual general meeting of the Company held on that date at which the terms of this agreement were authorized by special resolution of the Company in accordance with section 164 of the Companies Act 1985 (the "Act").

(F) The consideration for the purchase of any of the $ Shares is proposed to be provided out of the distributable profits of the Company.


IT IS AGREED as follows:

1.  Conditions Precedent

    Each sale and purchase of any of the $ Shares is conditional on:

    (a) the Company having notified the Vendor at any time prior to 31st October, 2003 by one or more notices (in the form set out in Appendix 1) that it wishes to purchase up to a specified number of $ Shares and the price or the range of prices and a maximum price at or within which the Vendor shall acquire the ADRs representing such shares; and

    (b) following receipt by the Vendor of any notice pursuant to paragraph (a) above, the Vendor having notified the Company at any time prior to 7th November, 2003 by one or more notices (in the form set out in Appendix
        2) ("Vendor's Notice") that it has acquired a specified number of ADRs (the "Sale ADRs") in accordance with paragraph (a) above and that pursuant to and in accordance with the relevant provisions of the Deposit Agreement, such ADRs have been surrendered to the Depositary and that the Vendor is the holder of share warrants to bearer in respect of a specified number of $ Shares (the "Sale Shares").

2.  Sale and Purchase

    Subject to the satisfaction of the conditions in clause 1, the Vendor shall sell, and the Company shall purchase, the Sale Shares at an aggregate price, payable in cash in US dollars, equal to the aggregate of (i) the consideration paid by the Vendor for the Sale ADRs and (ii) a commission-equivalent markup of US [ ] per share and (iii) a conversion fee of US [ ] per share (together, the "Purchase Price").

3.  Warranties and Covenants

    (1) The Vendor warrants that as at completion of each purchase of Sale Shares (as referred to in clause 4 below) it will be the beneficial owner of the number of Sale Shares specified in the relevant Vendor's Notice and that such Sale Shares will be free from any lien, charge or encumbrance.

    (2) The Vendor covenants that all purchases of Sale ADRs by it hereunder shall be made in accordance with all applicable US securities laws, including but not limited to Rule 10b-18 under the US Securities Exchange Act of 1934, as amended (the "Exchange Act") and Regulation M under the Exchange Act.

    (3) Each party warrants to the other that this Agreement has been duly authorized, executed and delivered by such Party, and constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms.

4.  Completion

    (1) Completion of each sale and purchase of the Sale Shares shall be effected on the business day next following receipt by the Company of the relevant Vendor's Notice, at a place to be agreed between the Company and the Vendor, by:

         (a) the Vendor delivering to the Company the share warrants to bearer representing the Sale Shares referred to in the Vendor's Notice; and

         (b)  the Company paying to the Vendor the Purchase Price.

    (2) As soon as is reasonably practicable after completion the Company shall (if applicable) alter its register of members so as to show that the relevant Sale Shares have been cancelled in accordance with section 160(4) of the Act.

5.  Costs

    Each of the Company and the Vendor shall bear all professional costs and charges relating to this agreement respectively incurred by them and the Company shall also pay all stamp duties falling due in respect of the completion of the purchase of the Sale Shares in accordance with this agreement.

6.  Service of Notices

    Any notice to be served under this agreement shall be validly served if delivered or if sent by first class post, recorded delivery post or facsimile process if addressed to the Company at its US Executive Offices located at 14249 Industrial Parkway, Marysville, Ohio 43040,
    Attention: Chief Financial Officer (facsimile number 937-644-0827) or, if addressed to the vendor to ABN AMRO Securities LLC at 55 E. 52nd Street, New York, NY 10005, attention Michael C. Walters, Managing Director (facsimile number 212-409-5059), with a copy to Ralph Martinez, Director (facsimile number 404-364-5255). Any notice shall be deemed to have been served:

    (a) if delivered, at the time of delivery;

    (b) if posted, on the third business day after it was put in the post; or

    (c) if sent by facsimile process at the expiration of two hours after the time of dispatch.

7.  Termination

    This agreement shall terminate on 7th November, 2003 (the "Termination Date") as from which date neither of the parties will have any rights, liabilities or obligations under this agreement save in respect of any Vendor's Notice received or deemed received by the Company prior to the Termination Date.

8.  General

    (1) The headings in this agreement are for convenience only and shall not affect its construction.

    (2) This agreement is governed by and shall be construed in accordance with the laws of England and Wales.


AS WITNESS the hands of the duly authorized representatives of the parties on the date, which appears first on page 1.



SIGNED by         o
for and on behalf of
DENISON INTERNATIONAL plc



SIGNED by         o
for and on behalf of
ABN AMRO SECURITIES LLC

                                   APPENDIX 1



To:      o



Pursuant to clause 1(a) of the Contingent Purchase Contract made between us and dated May 28, 2002 (the "Contract"), we hereby notify you that:

1.  We wish to purchase up to [            ] $ Shares as defined in, and on
    the terms and subject to the conditions of, the Contract;

2. All purchases of $ Shares shall be made in accordance with all applicable US securities laws, including but not limited to Regulation M and the safe harbor afforded by Rule 10b-18 under the US Securities Exchange Act of 1934, as amended; and

3.  The maximum price which you may purchase ADRs representing $ Shares shall be
    US$[        ] per ADR.


Dated:



Signed:.....................................
         A duly authorized director
         for and on behalf of
         Denison International plc

                                   APPENDIX 2


To:  The Directors
     Denison International plc
     Masters House
     107 Hammersmith Road
     London  W14 0QH
     England


Pursuant to clause 1(b) of the Contingent Purchase Contract made between us and dated May 28, 2002 (the "Contract"), we hereby notify you as follows:

1.  We have acquired [            ] ADRs representing [            ] Sale
    Shares, as defined in the Contract at a price or prices and on the dates specified below.

    Date(s) ADR(s)    Price paid         No. of ADRs        Total purchase price
    Purchased         per ADR $          purchased

    [             ]   [             ]    [             ]    [             ]

2. Pursuant to and in accordance with the relevant provisions of the Deposit Agreement (as so defined) we have surrendered the above-mentioned ADRs to the Depositary and that we are the holder of a share warrant to bearer in respect of [ ] $ Shares.


Dated:



Signed:....................................
         A duly authorized signatory
         for and on behalf of
         ABN AMRO Securities LLC